UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  April 29, 2010

LIGHTYEAR NETWORK SOLUTIONS, INC.
 (Exact name of registrant as specified in Charter)

Nevada	000-32451	91-1829866
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(IRS Employer Identification No.)

1901 Eastpoint Parkway
Louisville, Kentucky 40223
(Address of Principal Executive Offices)

502-244-6666
 (Issuer Telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

The information included in Items 2.01 and 5.02 of this Current Report on Form 8-K is incorporated into this Item 1.01.

Item 2.01	Completion of Acquisition or Disposition of Assets

On April 29, 2010, Registrant’s parent company, LY Holdings, LLC (“LYH”), a Kentucky limited liability company, and Registrant’s wholly-owned subsidiary, Lightyear Network Solutions, LLC (“Lightyear”), a Kentucky limited liability company, entered into a settlement agreement (the “Settlement Agreement”) with (iii) Chris Sullivan (“Sullivan”), (iv) LANJK, LLC, a Kentucky limited liability company (“LANJK”), (v) Rice Realty Company, LLC, a Kentucky limited liability company (“RRC”), (vi) Rigdon O. Dees, III (“Dees”), (vii) CTS Equities Limited Partnership, a Nevada limited partnership (“CTS”), and (viii) Ron Carmicle (“Carmicle,” collectively with LANJK, RRC, Dees, and CTS, the “Letter Agreement Holders”). The Settlement Agreement is filed as Exhibit 10.1 to this Current Report on 8-K.

LANJK is managed by J. Sherman Henderson III (“Henderson”) and is wholly-owned by Henderson’s wife. RRC is wholly-owned and managed by the wife and two adult children of W. Brent Rice (“Rice”).  CTS is wholly-owned and managed by Sullivan.  Sullivan, Henderson, Rice, Dees and Carmicle are all directors of Registrant.  Henderson is Registrant’s Chief Executive Officer.

As reported in Registrant’s Current Report on Form 8-K dated February 12, 2010, as amended (the “February 8-K”), in consideration of the Letter Agreement Holders’ loans of funds to LYH in July 2008, LYH and Lightyear executed agreements (the “Wireless Letter Agreements”) to pay each of the Letter Agreement Holders, in addition to principal and interest payments on the accompanying notes, an amount each month equal to a certain percentage of the gross commissionable monthly revenue from Lightyear’s sales of wireless service offerings (the “Wireless Revenue Payments”).   The Wireless Letter Agreements have a term of ten years unless terminated early due to a sale of all or substantially all of LYH.  Upon an early termination event, Lightyear would be obligated to pay the respective Letter Agreement Holder a termination fee in the amount of the sum of the Wireless Revenue Payments for the immediately preceding twelve full months. A form of Wireless Letter Agreement is set forth as Exhibit 10.2 to the February 8-K.

Also as reported in the February 8-K, in consideration of the Letter Agreement Holders’ loans of funds to LYH in July 2004, LYH and Lightyear executed agreements (the “VoIP Letter Agreements,” and collectively with the Wireless Letter Agreements, the “Letter Agreements”) to pay each of the Letter Agreement Holders, in addition to principal and interest payments on the accompanying notes, an amount each month equal to a certain percentage of the gross commissionable monthly revenue from Lightyear’s sales of products and services generated from VoIP (the “VoIP Revenue Payments,” and collectively with the Wireless Revenue Payments, the “Revenue Payments”).   The VoIP Letter Agreements have a term of ten years unless terminated early due to a sale of all or substantially all of LYH.  Upon an early termination event, Lightyear would be obligated to pay the respective Letter Agreement Holder a termination fee in the amount of the sum of the VoIP Revenue Payments for the immediately preceding twelve full months.  A form of VoIP Letter Agreement is set forth as Exhibit 10.3 to the February 8-K.

Also as reported in the February 8-K, on February 11, 2010, LYH, Lightyear and each of the Letter Agreement Holders entered into the First Modification to Letter Agreements, pursuant to which the Letter Agreements were modified to, among other things, release and discharge LYH from all obligations under the Letter Agreements.  The First Modification to Letter Agreements is set forth as Exhibit 10.4 to the February 8-K.

Pursuant to a loan made by Sullivan to LYH, on February 11, 2010, LYH issued a promissory note in favor of Sullivan (the “Sullivan Note”) in the original principal amount of $8,000,000. Rice-LY Ventures, LLC (“Rice-LY”), a Kentucky limited liability company managed by Rice, has pledged 1,250,000 shares of LYH (10% of the outstanding shares) as collateral on the Sullivan Note. LANJK has pledged 3,750,000 shares of LYH (30% of the outstanding shares) as collateral on the Sullivan Note. Sullivan owns approximately a 30% interest in LYH.  As of April 29, 2010, the Sullivan Note had an outstanding balance of $7,750,000. The Sullivan Note is filed as Exhibit 10.2 to this Current Report on Form 8-K.

The Sullivan Note matures on July 1, 2010. Sullivan, LYH, Lightyear and the Letter Agreement Holders entered into the Settlement Agreement through arm’s-length negotiations pursuant to which: (1) Lightyear has purchased and assumed the Sullivan Note from Sullivan in exchange for $7,750,000 in a combination of cash and a note and (2) LYH has become indebted to Lightyear pursuant to and in the amount of the Sullivan Note. To induce Lightyear to purchase Sullivan’s rights under the Sullivan Note, the Letter Agreement Holders have (a) granted Lightyear security interests in the Letter Agreements to secure payment by LYH of the Sullivan Note to Lightyear, and (b) given Lightyear an option pursuant to which Lightyear may purchase the Letter Agreements.

This Current Report on Form 8-K contains summaries of the material terms of various agreements executed in connection with the transactions described herein. The summaries of these agreements are subject to, and qualified in their entirety by, reference to these agreements, all of which are incorporated herein.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 29, 2010, Board of Directors (the “Board”) of Registrant executed a unanimous written action naming the following executive officers:

Name	Title

J. Sherman Henderson III	Chief Executive Officer
Stephen M. Lochmueller	President
Randy Ammon	Chief Operating Officer

Before this action, Mr. Henderson had been President and Chief Executive Officer and Mr. Lochmueller had been Chief Operating Officer of Registrant.  Mr. Ammon was not previously employed by Registrant.

On April 29, 2009, Registrant entered into an employment agreement with Mr. Ammon, who is 49 years old and has previously been affiliated with Registrant as an independent consultant. Since 2005, Mr. Ammon has owned and operated PWE Inc., a consulting firm focused on business and project budget development, project management, and business systems process redefinition and implementation.  Mr. Ammon’s employment contract is filed as Exhibit 10.3 to this Current Report on Form 8-K and is summarized below.

Mr. Ammon’s Agreement

Position:  Chief Operating Officer

Term:  April 29, 2010 to March 31, 2013, subject to automatic one-year extensions thereafter, unless Registrant or Mr. Ammon provides prior written notice of its or his intention to not renew the employment agreement.

Base Salary:  Mr. Ammon’s base salary will be $125,000 per year.

Bonus:  Mr. Ammon is eligible for a performance based bonus as the Compensation Committee of the Board may determine.

Benefits:  Mr. Ammon is entitled to family health, dental and major medical, vision and disability coverage, as well as participation under such plans as the Board may establish or maintain from time to time for executive officers of Registrant. Mr. Ammon will be entitled to such paid vacation per annum as Registrant shall establish as policy for all of Registrant’s management.  Mr. Ammon is eligible for up to $8,000 in one-time moving expenses. If the Board adopts a stock incentive plan, it is expected that Mr. Ammon will be granted options or warrants to purchase 125,000 shares of Registrant’s common stock at the same price offered to other of Registrant’s executives.

Confidentiality, Non-solicitation and Non-competition: Mr. Ammon agrees not to encourage employees to leave Registrant, encourage customers or suppliers to terminate their relationships with Registrant, or to compete with Registrant anywhere in the United States during his employment and for one year after his employment is terminated.  Mr. Ammon also agrees to maintain the confidentiality of Registrant’s information during and after his employment with Registrant.  Mr. Ammon agrees, upon termination of his employment, to return to Registrant all of Registrant’s confidential materials held by Mr. Ammon.

Termination or Resignation:  Registrant may terminate Mr. Ammon for cause, as defined in Exhibit 10.3, which termination shall be immediate.  Mr. Ammon may resign for good reason, as also defined in Exhibit 10.3. Should Registrant terminate Mr. Ammon other than for cause or should Mr. Ammon resign for good reason, Mr. Ammon will continue to: be paid his salary in accordance with Registrant’s regular payment schedule until the end of twelve months, even though he is no longer working for Registrant; be entitled to receive any incentive payments earned and accrued but not yet paid; receive continued medical coverage at Registrant’s expense until the end of twelve months; and receive, through the termination date, all accrued and unpaid salary, all unused vacation time, and all unreimbursed business expenses incurred.

If Mr. Ammon terminates his employment with Registrant without good reason or if Mr. Ammon is terminated by Registrant for cause, and so long as Mr. Ammon does not breach the non-competition, non-solicitation and confidentiality provisions of his employment agreement with Registrant, discussed above, Mr. Ammon will continue to be entitled to receive any incentive payments earned and accrued but not yet paid and to receive all accrued and unpaid salary and unused vacation time through the termination date and all unreimbursed business expenses incurred through the termination date.

The above summary of the material terms of Mr. Ammon’s employment agreement is qualified by reference to the text of Exhibit 10.3 which is incorporated herein.

Item 9.01.            Financial Statement and Exhibits.

(d)           Exhibits.

10.1
Settlement Agreement by and among LY Holdings, LLC, Lightyear Network Solutions, LLC, Chris Sullivan, LANJK, LLC, Rice Realty Company, LLC,  Rigdon O. Dees III, CTS Equities Limited Partnership, and Ron Carmicle dated as of April 29, 2010.

10.2	Fifth Amended and Restated Commercial Note made by LY Holdings, LLC in favor of Chris T. Sullivan on February 11, 2010.

10.3	Executive Employment Agreement by and between Registrant and Randy Ammon dated as of April 29, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIGHTYEAR NETWORK SOLUTIONS, INC

Date: May 5, 2010	By:	/s/ J. Sherman Henderson III
J. Sherman Henderson III
Chief Executive Officer

EXHIBIT INDEX

Exhibit	Description

10.1
Settlement Agreement by and among LY Holdings, LLC, Lightyear Network Solutions, LLC, Chris Sullivan, LANJK, LLC, Rice Realty Company, LLC,  Rigdon O. Dees III, CTS Equities Limited Partnership, and Ron Carmicle dated as of April 29, 2010.

10.2	Fifth Amended and Restated Commercial Note made by LY Holdings, LLC in favor of Chris T. Sullivan on February 11, 2010.

10.3	Executive Employment Agreement by and between Registrant and Randy Ammon dated as of April 29, 2010.